Exhibit (15)




          Securities and Exchange Commission
          450 Fifth Street N.W.
          Washington, DC 10549



              RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664;
                   33-41828; 2-90702; 33-18202; 33-55986; 33-56101;
                   33-26241; 33-34000; 33-56151; 33-39228; 33-56125;
                   33-55984; 33-60266; 33-65364; and 33-59431) and
                   Ecolab Inc. Registration Statement on Form S-3 (Registration No. 33-57197)

          We are aware that our report dated October 19, 1995, on our reviews of interim financial information of Ecolab Inc. for the periods ended September 30, 1995 and 1994, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1995, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.






                                          /s/Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.



          Saint Paul, Minnesota
          November 8, 1995